Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-171752) pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan,

(2)	Registration Statement (Form S-3ASR No. 333-201909) of American Assets Trust, Inc. and

(3)	Registration Statement (Form S-3ASR No. 333-202342) of American Assets Trust, Inc. and American Assets Trust, L.P;

of our reports dated February 20, 2015, included in the Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P., for the year ended December 31, 2014, with respect to the consolidated financial statements and schedule of American Assets Trust, Inc. and American Assets Trust, L.P., and the effectiveness of internal control over financial reporting of American Assets Trust, Inc., incorporated by reference in this Form 10-K/A.

/s/ ERNST & YOUNG LLP
San Diego, California
July 31, 2015